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                                                                         Page 18


                                   EXHIBIT C

                        QUANTUM INDUSTRIAL PARTNERS LDC

            (A CAYMAN ISLANDS EXEMPTED LIMITED DURATION COMPANY)

                    RESOLUTIONS ADOPTED BY THE SOLE DIRECTOR


         The Sole Director of QUANTUM INDUSTRIAL PARTNERS LDC (the "Company"), a Cayman Islands exempted limited duration company, hereby adopts the following resolutions:

         RESOLVED, that the Company appoint and empower George Soros, Gary Gladstein and Sean Warren or any one of them, acting singly and not jointly, as its true and lawful attorneys-in-fact (the "Attorneys-in-Fact") for the purpose of executing and delivering, in the name and on behalf of the Company, all documents required to be filed with the Securities and Exchange Commission pursuant to Section 13(d) or 16(a) of the Securities Exchange Act of 1934 in connection with the beneficial ownership by the Company of any securities of PERKIN-ELMER CORPORATION, including, without limitation: (1) acquisition statements on Schedule 13D and/or Schedule 13G and any amendments thereto, (2) any joint filing agreements among the Company, QIH Management Investor, L.P. and/or George Soros (together with such other persons as may be designated by the Attorneys-in-Fact) pursuant to SEC Rule 13d-1(f), (3) any Initial Statements of Beneficial Ownership on Form 3, (4) any Statements of Changes in Beneficial Ownership on Form 4 and (5) any Annual Statement of Changes in Beneficial Ownership on Form 5; and further

         RESOLVED, that the Company direct the Attorneys-in-Fact, or any one of them, acting singly and not jointly, to take such actions and to complete, execute and deliver any agreements, deeds, instruments, receipts, certificates and other documents, which he in his sole discretion deems necessary or advisable to carry the foregoing resolution into effect, and that any and all past acts by such Attorneys-in-Fact in furtherance of the foregoing be, and they hereby are, ratified and confirmed; and further

         RESOLVED, that the Managing Director of the Company be, and it hereby is, authorized to sign and affix the seal of the Company to the Power of Attorney.

IN WITNESS WHEREOF, the undersigned has set its hand this 7th day of April, 1994.

                                       QUANTUM INDUSTRIAL PARTNERS LDC



                                       /s/ J.H.F. Grootjen/B.H. Jansen
                                       ---------------------------------
                                       Curacao Corporation Company N.V.
                                       Sole Director
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                                                                         Page 19


                        QUANTUM INDUSTRIAL PARTNERS LDC

                               POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that the undersigned QUANTUM INDUSTRIAL PARTNERS LDC (the "Company"), a Cayman Islands exempted limited duration company does, pursuant to a duly adopted resolution of its sole director, hereby designate, constitute and appoint:

                  GEORGE SOROS, GARY GLADSTEIN AND SEAN WARREN

each with a business address at QIH Management Investor, L.P., 888 Seventh Avenue, New York, NY, or any one of them, acting singly and not jointly, as its true and lawful agents and attorneys-in-fact for the purpose of executing and delivering, in the name and on behalf of the Company, all documents required to be filed with the Securities and Exchange Commission pursuant to Section 13(d) or 16(a) of the Securities Exchange Act of 1934 in connection with the beneficial ownership by the Company of any securities of The Perkin-Elmer Corporation including, without limitation: (1) acquisition statements on
Schedule 13D and/or Schedule 13G and any amendments thereto, (2) any joint filing agreements among the Company, QIH Management Investor, L.P. and/or George Soros (together with such other persons as may be designated by the attorneys-in-fact) pursuant to SEC Rule 13d-1(f), (3) any Initial Statements of Beneficial Ownership on Form 3, (4) any Statements of Changes in Beneficial Ownership on Form 4 and (5) any Annual Statement of Changes in Beneficial Ownership on Form 5.

The attorneys-in-fact are hereby authorized and empowered to perform all other acts and deeds, which they in their sole discretion deem necessary or appropriate to carry out to the fullest extent the terms and the intent of the foregoing.
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The Common Seal of QUANTUM           )
INDUSTRIAL PARTNERS LDC              )
was hereunto affixed by              )
                                     )
- ----------------------------         )
for and on behalf of QUANTUM         )
INDUSTRIAL PARTNERS LDC,             )
in the presence of:                  )  Per: /s/ J.H.F. Grootjen/B.H. Jansen
                                     )       -------------------------------
                                     )
/s/ E. A. Angila-Vried               )
- ----------------------------         )
Witness                              )
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                                                                         Page 21


                                    PROBATE

BE IT REMEMBERED that on this 12th day of April, 1994 before me the undersigned, a Notary Public in and for the Netherlands Antilles personally came and appeared one Edselyne A. Angila-Vriend an attesting witness to the due execution of the within Power of Attorney who being by me duly sworn made oath and said that he/she was present and did see the Common Seal of QUANTUM INDUSTRIAL PARTNERS LDC affixed to the within Power of Attorney by Mr. J.H.F. Grootjen/Mr. B.H. Jansen for and on behalf of Curacao Corporation Company N.V., the sole director of QUANTUM INDUSTRIAL PARTNERS LDC and did see the said person sign the within power of Attorney and deliver the same on behalf of the said QUANTUM INDUSTRIAL PARTNERS LDC for the purposes therein mentioned.



/s/ E. Angila                         /s/ Gerard Christoffel Antonius Smeets
- ---------------------                 --------------------------------------
Witness                                     Notary Public in and for
                                            the Netherlands Antilles